                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 AMENDMENT NO. 3
                                       TO
                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (Date of Earliest Event Reported): July 31, 2000
                                                           -------------


                             Delhaize America, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                          Commission File No. 001-15275
                                              ---------

               North Carolina                               56-0660192
----------------------------------------------         -------------------
(State or other Jurisdiction of incorporation)          (I.R.S. Employer
                                                       Identification No.)

2110 Executive Drive, P.O. Box 1330
Salisbury, North Carolina                                   28145-1330
----------------------------------------------         -------------------
(Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (704) 633-8250
                                                           --------------

                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report.)

               This Amendment No. 3 on Form 8-K/A (this "Amendment") is being filed by Delhaize America, Inc., a North Carolina corporation ("Delhaize America" or the "Registrant"), to amend Item 7 of the Registrant's Current Report on Form 8-K dated July 31, 2000, filed with the Securities and Exchange Commission (the "SEC") on August 15, 2000 (the "Initial Report"), Amendment
No. 1 filed with the SEC on October 16, 2000, and Amendment No. 2 filed with the SEC on March 16, 2001. This Amendment and the Initial Report relate to the merger (the "Merger") of FL Acquisition Sub, Inc., a Maine corporation wholly-owned by Delhaize America, with and into Hannaford Bros. Co., a Maine corporation ("Hannaford"), resulting in Hannaford becoming a wholly owned subsidiary of Delhaize America. Pursuant to Rule 12b-15 under the Securities Exchange Act of 1934, as amended, the complete text of Item 7, as amended, is set forth below.

Item 7.        Financial Statements and Exhibits

Item 7(a).     Financial Statements of Business Acquired

               The required financial information of Hannaford is hereby incorporated by reference to Hannaford's Annual Report on Form 10-K for the period ended January 1, 2000, filed with the SEC on March 10, 2000, Hannaford's Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2000, filed with the SEC on May 5, 2000, and Exhibit 99.3 hereto.

Item 7(b).     Pro Forma Financial Information

               The following unaudited pro forma consolidated condensed financial statements give effect to the Merger applying the purchase method of accounting in accordance with generally accepted accounting principles. The unaudited pro forma consolidated condensed statements of income also include adjustments to exclude the results of operations of HomeRuns.Com, an internet based grocery retail business, which prior to February 14, 2000, was a wholly owned subsidiary of Hannaford. On February 14, 2000, Hannaford sold HomeRuns.com retaining an 8% minority interest in the re-capitalized entity. Hannaford has since accounted for this investment using the cost method. Refer to Note 1, Basis of Presentation, included herein for further information regarding HomeRuns.com.

               The unaudited pro forma consolidated condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial position that would have been realized had Delhaize America and Hannaford been a consolidated company during the specified periods, nor are they necessarily indicative of future consolidated results of operations or financial position.

               The unaudited pro forma consolidated condensed statements of income assumes that the Merger had occurred at the beginning of the earliest fiscal period presented. The six-month period of 2000 includes the 24-week period ended June 17, 2000 for Delhaize America and the 26-week period ended July 1, 2000 for Hannaford. The unaudited pro forma consolidated condensed balance sheet assumes that the Merger was completed as of June 17, 2000.

               The unaudited pro forma consolidated condensed financial statements are based on (i) the historical financial statements of Delhaize America as of and for the fiscal year ended January 1, 2000, as reported in Delhaize America's Annual Report on Form 10-K for such period, and as of and for the 24-week period ended June 17, 2000, as reported in Delhaize America's Quarterly Report on Form 10-Q for such period, and (ii) the historical financial statements of Hannaford as of and for the fiscal year ended January 1, 2000, as reported in Hannaford's Annual Report on Form 10-K for such period, and the interim financial statements prepared by Hannaford as of and for the 26-week period ended July 1, 2000, as reported in Exhibit 99.3 hereto. These unaudited pro forma consolidated condensed financial statements should be read in conjunction with and are qualified by the above referenced historical consolidated financial statements of Delhaize America and Hannaford and related notes thereto.

         Unaudited Pro Forma Consolidated Condensed Statement of Income
                  (Dollars in thousands, except per share data)


                                            Delhaize
                                             America           Income           Hannaford            Income
                                           For the 24         Statement         For the 26          Statement
                                           Weeks ended      Reclassifica-      Weeks ended        Reclassifica-
                                          June 17, 2000         tions          July 1, 2000           tions
                                          -------------     -------------      ------------       -------------
Net Sales                                    5,126,358          5,197             1,733,472          (15,115)
Cost of goods sold                           3,944,697        (79,829)            1,277,064            6,164
Selling and administrative expenses            925,222         85,026               470,293          (21,279)
                                           -----------        --------          -----------          -------
Operating income (loss)                        256,439                              (13,885)
Interest expense                                55,374                                9,258
                                           -----------                          -----------
    Income (loss) before income taxes          201,065                              (23,143)
Provision for income taxes                      76,408                               (8,404)
                                           -----------                          -----------
    Net Income (loss)                          124,657                              (14,739)

Earnings per common shares and
  common share equivalents:
    Primary                                $      0.80                          $     (0.34)
    Fully diluted                          $      0.80                          $     (0.34)

Weighted average common shares
  and common share equivalents:
    Primary                                    155,241                               42,992
    Fully diluted                              155,367                               43,726

                                                                      Pro Forma Adjustments
                                          -------------------------------------------------------------------------------
                                          To Exclude       To Exclude       Other            Total            Pro Forma
                                           Southeast        HomeRuns      Pro Forma        Pro Forma         Consolidated
                                            Market                       Adjustments      Adjustments
                                          ----------       ----------    -----------      -----------        ------------
Net Sales                                  (319,627)(a)      (3,301)            --         (322,928)           6,526,984
Cost of goods sold                         (247,153)(a)      (2,245)            --         (249,398)           4,898,698
Selling and administrative expenses        (183,973)(a)      (3,847)        67,028 (i)     (120,792)           1,338,470
                                          ---------        --------      ---------        ---------           ----------
Operating income (loss)                     111,499           2,791        (67,028)          47,262              289,816
Interest expense                               (606)(a)          --         96,675 (j)       96,069              160,701
                                          ---------        --------      ---------        ---------           ----------
    Income (loss) before income taxes       112,105           2,791       (163,703)         (48,807)             129,115
Provision for income taxes                   42,600           1,061        (49,883)          (6,223) (k)          61,781
                                          ---------        --------      ---------        ---------           ----------
    Net Income (loss)                        69,505           1,730       (113,820)         (42,584)              67,334

Earnings per common shares and
  common share equivalents:
    Primary                                                                                                   $     0.37
    Fully diluted                                                                                             $     0.37

Weighted average common shares
  and common share equivalents:
    Primary                                                                                  25,624              180,865 (l)
    Fully diluted                                                                            27,838              183,205 (m)



    See accompanying notes to the unaudited pro forma consolidated condensed financial information.

         Unaudited Pro Forma Consolidated Condensed Statement of Income
For the year ended January 1, 2000 (Dollars in thousands, except per share data)

                                            Historical
                                             Delhaize             Income            Historical              Income
                                             America            Statement           Hannaford             Statement
                                           For the year       Reclassifica-        For the year          Reclassifica-
                                              ended               tions               ended                  tions
                                          January 1,2000                          January 1,2000
                                          --------------      -------------       --------------         -------------
Net Sales                                   10,878,684            12,547             3,462,942              (28,471)
Cost of goods sold                           8,370,894          (161,408)            2,544,623               15,189
Selling and administrative expenses          1,919,396           173,955               735,353              (43,660)
                                           -----------          --------            ----------               -------
Operating income (loss)                        588,394                                 182,966
Interest expense                               103,820                                  23,468
                                           -----------                              ----------
    Income (loss) before income taxes          484,574                                 159,498
Provision for income taxes                     184,139                                  61,480
                                           -----------                              ----------
    Net Income (loss)                          300,435                                  98,018

Earnings per common shares and
  common share equivalents:
    Primary                                $      1.91                              $     2.32
    Fully diluted                          $      1.91                              $     2.28

Weighted average common shares and
  common share equivalents:
    Primary                                    157,109                                  42,224
    Fully diluted                              157,297                                  43,061


                                                                         Pro Forma Adjustments
                                           ------------------------------------------------------------------------------
                                           To Exclude      To Exclude       Other            Total             Pro Forma
                                           Southeast        HomeRuns      Pro Forma        Pro Forma         Consolidated
                                             Market                      Adjustments      Adjustments
                                           ----------      ----------    -----------      -----------        ------------
Net Sales                                   (655,789)(a)     (15,973)            --         (671,762)          13,653,940
Cost of goods sold                          (512,945)(a)     (10,968)            --         (523,913)          10,245,385
Selling and administrative expenses         (165,078)(a)     (22,324)       135,061 (i)      (52,341)           2,732,703
                                            --------        --------      ---------        ---------          -----------
Operating income (loss)                       22,234          17,319       (135,061)         (95,508)             675,852
Interest expense                              (1,106)(a)          --        169,193 (j)      168,087              295,375
                                            --------        --------      ---------        ---------          -----------
    Income (loss) before income taxes         23,340          17,319       (304,254)        (263,595)             380,477
Provision for income taxes                     8,869           6,581        (90,969)         (75,519) (k)         170,100
                                            --------        --------      ---------        ---------          -----------
    Net Income (loss)                         14,471          10,738       (213,285)        (188,076)             210,377

Earnings per common shares and
  common share equivalents:
    Primary                                                                                                   $      1.15
    Fully diluted                                                                                             $      1.13

Weighted average common shares and
  common share equivalents:
    Primary                                                                                   25,624              182,733 (l)
    Fully diluted                                                                             28,258              185,555 (m)


    See accompanying notes to the unaudited pro forma consolidated condensed information.

            Unaudited Pro Forma Consolidated Condensed Balance Sheet
                             (Dollars in thousands)
                                  (Page 1 of 2)

                                                                                        Pro Forma Adjustments
                                                                      -----------------------------------------------------------
                                         Delhaize       Hannaford     To record the      To record     To conform      To record
                                         America          as of        divestiture        deferred      inventory      long-term
                                          as of          July 1,         of the             tax         valuation      assets at
                                         June 17,         2000          Southeast        liability       methods      fair market
                                           2000                           market                                       value and
                                                                                                                       eliminate
                                                                                                                       historical
                                                                                                                        basis of
                                                                                                                       intangible
                                                                                                                         assets

                                                                          (a)              (b)            (c)             (d)
                                         ----------------------------------------------------------------------------------------
Current Assets
  Cash and cash equivalents                100,573       130,463          99,332              --             --              --
  Receivables                              222,586        26,694            (316)             --             --              --
  Inventories                            1,178,395       197,278         (37,973)             --         16,015              --
  Prepaid expenses                          57,812         4,705              --              --             --              --
  Deferred tax asset                        55,611        14,492              --          (6,090)            --              --
                                         ---------     ---------        --------        --------         ------         -------
     Total current assets                1,614,977       373,632          61,043          (6,090)        16,015              --
                                         ---------     ---------        --------        --------         ------         -------
Property, at cost,
 less accumulated depreciation           2,107,368       805,440        (191,806)             --             --         (11,995)
Leased property
 under capital leases, net                      --        39,865              --              --             --              --
Intangible assets,
 less accumulated amortization             250,360        50,088         (40,879)             --             --          (9,209)
Other assets                                20,775        72,978          50,379              --             --         (34,176)
                                         ---------     ---------        --------        --------         ------         -------
     Total assets                        3,993,480     1,342,003        (121,263)         (6,090)        16,015         (55,380)
                                         ---------     ---------        --------        --------         ------         -------

Liabilities and Shareholders' Equity
Current Liabilities
  Short term borrowings                    235,000        20,651              --              --             --              --
  Accounts payable                         590,038       206,061           6,952              --             --              --
  Accrued expenses                         327,880        45,833           4,680              --             --              --
  Income taxes payable                          --            81              --              --             --              --
  Capital lease obligations - current       25,137         2,430              --              --             --              --
  Long term debt - current                   1,987            --              --              --             --              --
  Other liabilities - current               13,100            60              --              --             --             (60)
                                         ---------     ---------        --------        --------         ------         -------
     Total current liabilities           1,193,142       275,116          11,632              --             --             (60)
                                         ---------     ---------        --------        --------         ------         -------
  Long-term debt                           426,654       156,380              --              --             --              --
  Capital lease obligations                505,322        59,107              --              --             --              --
  Deferred income tax liabilities            7,421        (1,016)             --         166,960             --              --
  Other liabilities                        101,124        84,951             500              --             --              --
                                         ---------     ---------        --------        --------         ------         -------
     Total liabilities                   2,233,663       574,538          12,132         166,960             --             (60)
                                         ---------     ---------        --------        --------         ------         -------
  Shareholders' equity
     Common stock,
      par value $.75 per share                  --        32,819              --              --             --              --
     Common stock A,
      par value $.50 per share              39,983            --              --              --             --              --
     Common stock B,
      par value $.50 per share              37,645            --              --              --             --              --
  Additional paid-in-capital               156,097       167,747        (133,395)       (173,050)        16,015         (55,320)
  Preferred stock purchase rights               --           438              --              --             --              --
  Retained earnings                      1,526,092       566,461              --              --             --              --
                                         ---------     ---------        --------        --------         ------         -------
     Total shareholders' equity          1,759,817       767,465        (133,395)       (173,050)        16,015         (55,320)
                                         ---------     ---------        --------        --------         ------         -------
     Total liabilities and
      shareholders' equity               3,993,480     1,342,003        (121,263)         (6,090)        16,015         (55,380)
                                         ---------     ---------        --------        --------         ------         -------


    See accompanying notes to the unaudited pro forma consolidated condensed financial information.

            Unaudited Pro Forma Consolidated Condensed Balance Sheet
                             (Dollars in thousands)
                                  (Page 2 of 2)


                                                                     Pro Forma Adjustments (continued)
                                                     -------------------------------------------------------------
                                                     To record       To record       To record        To eliminate     Pro Forma
                                                     identified     liabilities        bridge        investment in    Consolidated
                                                     intangible       at fair         financing      Hannaford and
                                                       assets          market      and investment   record goodwill
                                                                       value        in Hannaford


                                                         (e)            (f)             (g)               (h)
                                                     -----------------------------------------------------------------------------
Current Assets
 Cash and cash equivalents                                  --              --              --               --          330,368
 Receivables                                                --              --              --               --          248,964
 Inventories                                                --              --              --               --        1,353,715
 Prepaid expenses                                           --              --              --               --           62,517
 Deferred tax asset                                         --              --              --               --           64,013
                                                      --------         -------       ---------       ----------        ---------
    Total current assets                                    --              --              --               --        2,059,577
                                                      --------         -------       ---------       ----------        ---------
Property, at cost, less accumulated depreciation            --              --              --               --        2,709,007
Leased property under capital leases, net                   --              --              --               --           39,865
Intangible assets, less accumulated amortization       479,912              --              --        2,594,459        3,324,731
Other assets                                                --              --       3,487,665       (3,487,665)         109,956
                                                      --------         -------       ---------       ----------        ---------
    Total assets                                       479,912              --       3,487,665         (893,206)       8,243,136
                                                      --------         -------       ---------       ----------        ---------
Liabilities and Shareholders' Equity
Current Liabilities
 Short term borrowings                                      --          (1,250)      2,772,294               --        3,026,695
 Accounts payable                                           --              --              --               --          803,051
 Accrued expenses                                           --              --              --               --          378,393
 Income taxes payable                                       --              --              --               --               81
 Capital lease obligations - current                        --           1,300              --               --           28,867
 Long term debt - current                                   --              --              --               --            1,987
 Other liabilities - current                                --              --              --               --           13,100
                                                      --------         -------       ---------       ----------        ---------
    Total current liabilities                               --              50       2,772,294               --        4,252,174
                                                      --------         -------       ---------       ----------        ---------
 Long-term debt                                             --          (7,541)             --               --          575,493
 Capital lease obligations                                  --          12,498              --               --          576,927
 Deferred income tax liabilities                            --              --              --               --          173,365
 Other liabilities                                          --           3,415              --               --          189,990
                                                      --------         -------       ---------       ----------        ----------
    Total liabilities                                       --           8,422       2,772,294               --        5,767,949
                                                      --------         -------       ---------       ----------        ---------
 Shareholders' equity
    Common stock, par value $.75 per share                  --              --              --          (32,819)              --
    Common stock A, par value $.50 per share                --              --              --           12,816           52,799
    Common stock B, par value $.50 per share                --              --              --               --           37,645
 Additional paid-in-capital                            479,912          (8,422)        715,371         (306,304)         858,651
 Preferred stock purchase rights                            --              --              --             (438)              --
 Retained earnings                                          --              --              --         (566,461)       1,526,092
                                                      --------         -------       ---------       ----------        ---------
    Total shareholders' equity                         479,912          (8,422)        715,371         (893,206)       2,475,187
                                                      --------         -------       ---------       ----------        ---------
    Total liabilities and shareholders' equity         479,912              --       3,487,665         (893,206)       8,243,136
                                                      --------         -------       ---------       ----------        ---------

    See accompanying notes to the unaudited pro forma consolidated condensed financial information.

    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

NOTE 1 - BASIS OF PRESENTATION

        The unaudited pro forma consolidated condensed financial information has been prepared applying the purchase method of accounting assuming the Merger, effective July 31, 2000, occurred, as of the beginning of the earliest fiscal period presented, with respect to the pro forma statements of income, and, as of June 17, 2000 with respect to the pro forma balance sheet. Under the purchase method of accounting, the purchase cost is allocated to acquired assets and liabilities based on their relative fair values at the effective date of the Merger. The amount by which the purchase price exceeds the fair value of the net assets acquired has been allocated to goodwill, which will be amortized over forty years. Such allocations are subject to final adjustments within a one-year period from the closing date of the transaction. Management does not presently expect the final allocations to differ materially from the amounts presented herein.

        The amounts and components of the estimated purchase price reflected in the unaudited pro forma consolidated condensed financial information are as follows: (i) approximately $2.3 billion in cash and approximately 13.7 million shares of Delhaize America Class A common stock valued at approximately $352 million exchanged in the Merger for all the outstanding shares of Hannaford common stock, (ii) fully vested options to purchase approximately 4.2 million shares of Delhaize America Class A common stock valued at approximately $40 million, which were converted from options to acquire shares of Hannaford common stock, and (iii) approximately $0.5 billion in cash and 11.9 million shares of Delhaize America Class A common stock valued at approximately $306 million paid to Empire Company Limited and E.C.L. Investments Limited (the "Empire Group") in a transaction immediately preceding the Merger in exchange for all of the shares of Hannaford common stock held by the Empire Group.

        The estimated fair value of assets acquired and liabilities assumed relating to the acquisition is summarized below (in thousands):

Consideration and Acquisition Costs

Cash consideration                                   $ 2,772,294
Stock consideration                                  $   658,471
Fair value of options exchanged                      $    39,861
Other acquisition costs                              $    17,039
                                                     -----------
                                                     $ 3,487,665
Allocation of Purchase Price

Current assets                                       $   444,603
Property, plant, and equipment                       $   641,503
Identified intangible and other (non-current)        $   569,092
Goodwill                                             $ 2,594,459
Current liabilities                                  $  (286,738)
Non-current liabilities                              $  (475,254)
                                                     -----------
                                                     $ 3,487,665

        As previously mentioned, the unaudited pro forma consolidated condensed financial statements give effect to the Merger applying the purchase method of accounting in accordance with generally accepted accounting principles. The Company engaged an independent valuation firm to perform an appraisal of the fair market values of certain tangible and intangible assets of Hannaford Bros. Co. This valuation was used in the allocation of the purchase price to acquired assets and liabilities.

        The unaudited pro forma consolidated condensed financial information reflects pro forma adjustments for (i) the allocation of the purchase cost to acquired assets and liabilities, (ii) the sale of 38 Hannaford stores and closing of 13 Hannaford stores in the southeastern United States in response to the antitrust review of the Merger by the Federal Trade Commission ("FTC") and
(iii) the sale by Hannaford of a majority interest in HomeRuns.com, Inc. ("HomeRuns") on February 14, 2000. The expected synergies to be achieved as a result of the Merger, estimated at approximately $40 million in the first year following consummation of the Merger and $75 million annually by year three, are excluded from the pro forma data.

         In response to an antitrust review of the Merger by the Federal Trade Commission ("FTC"), Hannaford sold 38 stores and closed 13 stores in the southeastern United States. Hannaford received proceeds of $70 million for divested assets with a net book value of approximately $191 million. The estimated loss realized on the closure of the 13 stores by Hannaford was accounted for and reflected in Hannaford's accounts at the time the closing decisions were made prior to the consummation date of the merger and is included in the pro forma adjustments to eliminate the Southeast market. With regard to the 38 stores sold, these properties were adjusted to their net realizable values in purchase accounting, based on the contractual sales transactions which were completed concurrent with the merger consummation, and resulted in no gain or loss upon sale of the properties. The pro forma adjustments for the sale of the 38 stores and the closing of 13 stores are intended to reflect the operating results and balance sheet of Hannaford as if these transactions had occurred at the beginning of the fiscal periods presented.

        Hannaford held a 100% interest in HomeRuns and its results of operations through February 14, 2000 were included in Hannaford's consolidated financial statements. Subsequent to the transaction, Hannaford retained an 8% minority interest in the re-capitalized entity and has accounted for this investment using the cost method. The pro forma adjustments related to HomeRuns are intended to reflect the operating results of Hannaford as if the HomeRuns transaction had occurred at the beginning of the fiscal periods presented.

        A third party investment group acquired approximately 3.2 million newly issued common shares of HomeRuns for a purchase price of $100 million, or approximately $30.86 per share. Hannaford continues to hold shares of HomeRuns' common stock valued at approximately $8.1 million and in connection with the recapitalization received warrants to purchase 843,362 common shares of HomeRuns at a purchase price of $30.86 per share. Utilizing a Black Scholes valuation model, these warrants were valued at approximately $9.23 per share or approximately $7.8 million in the aggregate. The significant assumptions used in this valuation model included an interest rate of 6.89% based on a US Treasury note as of the valuation date maturing at the approximate warrant expiration date, the average number of years to expiration of the warrants was assumed at 10 years and the estimated discount for lack of marketability of the underlying stock was set at 30%.

        On an overall basis the recapitalization resulted in shareholders' equity of HomeRuns of approximately $101.8 million. At an 8% stated minority interest, Hannaford's beginning investment value was approximately $8.1 million. That coupled with the warrant value of $7.8 million generated an opening investment basis of $15.9 million. Comparing the basis subsequent to recapitalization with Hannaford's carrying value of this investment generated a pretax gain of $6.3 million. This gain was not recognized for accounting purposes but was recorded, net of taxes, as an increase to paid-in capital. The increase to paid-in capital was $3.9 million.

         Historically Hannaford and Delhaize America had different classifications for certain income statement amounts. Beginning in the third quarter of fiscal 2000 (the first fiscal period after the Hannaford acquisition), the Company revised classification of certain other revenues, consistent with classification previously used by Hannaford, to include revenues generated from miscellaneous store services that were previously classified in selling and administrative expenses. In conforming presentation of cost of sales and selling and administrative expenses, the Company advises that Delhaize America and Hannaford adjusted cost of sales and expense structures such that cost of sales includes costs of procurement, merchandising, distribution and logistics and expenses include store operations expenses and administrative expenses.

        The pro forma consolidated income statements for the periods ended June 17, 2000 and January 1, 2000 include merger and other non-recurring expenses of $5.0 million and $10.9 million, respectively, that mainly consist of legal and investment banking fees.

NOTE 2 - PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been made to the historical financial statements of Delhaize America and Hannaford based upon assumptions made by management for the purpose of preparing the unaudited pro forma consolidated condensed financial statements.

(a) Includes adjustments related to Hannaford's sale or closure of its 51 Southeastern United States retail locations. The pro forma adjustments reflect (i) elimination of sales, cost of sales and operating costs directly associated with these former Hannaford operations as well as related assets and liabilities, and (ii) inclusion of proceeds received upon sale of divested assets of Southeast stores. The following balance sheet pro forma entry, which only relates to the divestiture of the Southeast market, was recorded :

        Cash and cash equivalents                            $    99,332
        Deferred tax asset - non-current (Other Assets)      $    54,864
        Shareholders' equity                                 $   133,395

        Receivables                                          $       316
        Inventories                                          $    37,973
        Property                                             $   191,806
        Intangible assets -(Goodwill)                        $    40,879
        Other assets                                         $     4,485
        Accounts payable                                     $     6,952
        Accrued expenses                                     $     4,680
        Other liabilities - non-current                      $       500

(b) To provide deferred taxes of $173 million related to the temporary differences between the book and tax basis of assets and liabilities acquired which arose as a result of the purchase price allocation. The Company assumed a 38% statutory tax rate for deferred tax purposes as this is the historical effective tax rate for 1999. The pro forma entry recorded is as follows:

        Shareholders' equity                    $ 173,050
        Deferred Tax Asset-current                              $   6,090
        Deferred Tax liability-long term                        $ 166,960

        The temporary differences between the book and tax basis of the assets and liabilities acquired and the resulting deferred income tax assets and liabilities at June 17, 2000 are as follows:

                                                        Temporary      Deferred tax
                                                        difference         asset
                                                     between tax and    (liability)
                                                        book basis
        Deferred tax assets:
            Property, plant & equipment                 $   11,995      $    4,558
            Other assets                                $   34,176      $   12,987
            Capital lease obligations-current           $    1,300      $      494
            Capital lease obligations-non-current       $   12,498      $    4,749
                                                        ----------      ----------
        Total deferred tax assets                                       $   22,788
                                                        ----------      ----------
        Deferred tax liabilities:
            Inventories                                 $  (16,015)     $   (6,086)
            Intangible assets                           $ (479,912)     $ (182,366)
            Short term borrowings                       $   (1,250)     $     (475)
            Other liabilities - current                 $      (60)     $      (23)
            Long term debt                              $   (7,541)     $   (2,866)
            Other liabilities                           $  (10,585)     $   (4,022)
                                                        ----------      ----------
        Total deferred tax liabilities                                  $ (195,838)
                                                        ----------      ----------
        Net deferred tax liability                                      $ (173,050)


(c) To conform Hannaford's inventory accounting method to that used by Delhaize America and to eliminate Hannaford's LIFO reserve to properly reflect the current fair value of its inventory. The following entry was recorded in the pro forma balance sheet:

        Inventories                                     $  16,015
        Shareholders' equity                                            $  16,015

(d) To adjust Hannaford's long-term assets to current estimated fair market value based principally on independent appraisals and values realized through the sales of store assets which were under contract as of the merger date. Additionally, Hannaford's historical basis in certain intangible and other assets was eliminated. The application of purchase accounting establishes a new basis of accounting for all assets acquired and liabilities assumed in the Merger. Consequently, based on fair market value appraisals, the historical basis was eliminated since all of Hannaford's intangible and other assets were identified and recorded at fair value (See footnote `e'). The following pro forma entry was recorded:


        Shareholders' equity                            $  55,320
        Other liabilities - current                     $      60
        Intangible assets                                               $   9,209
        Other assets                                                    $  34,176
        Property                                                        $  11,995

(e) To record identifiable intangible assets acquired in the Merger, principally consisting of trademarks, distribution network, work force, favorable lease rights, and prescription files, having an aggregate value, based on independent appraisal, of approximately $480 million. The following pro forma entry was recorded:


        Intangible assets                               $ 479,912
        Shareholders' equity                                            $ 479,912


(f) To adjust liabilities assumed in the acquisition to estimated fair value based on estimates of current interest rates and market values. Capital lease obligations were increased $1.2 million (current) and $12.5 million (long-term) to adjust to fair value using the current Delhaize America discount rates. Long-term debt was reduced $7.5 million to fair value using the current Delhaize America long-term borrowing rates. Pension and medical plan liabilities were adjusted to the difference between plan obligations and plan assets based on actuarial analysis. The following pro forma entry was recorded :


        Short term borrowings                           $   1,250
        Notes payable non-current                       $   7,541
        Shareholders' equity                            $   8,422
        Capital lease obligation current                                $   1,300
        Capital lease obligation non-current                            $  12,498
        Other liabilities                                               $   3,415

(g) To record the bridge financing of approximately $2.8 billion. The cash consideration required to complete the merger will be funded through (i) a 364 day capital markets bridge facility for up to $2.5 billion and
        (ii) a $500 million five-year syndicated revolving credit facility. A public bond offering is planned for long-term financing of the transaction. The following pro forma entry was recorded :


        Other assets - Hannaford investment             $3,487,685
        Short term borrowings                                           $2,772,294
        Shareholders' equity                                            $  715,371

(h) To eliminate the Hannaford equity accounts and record the increase in shareholders' equity for the fair value of shares of Delhaize America Class A common stock issued in exchange for shares of Hannaford common stock and the fair value of the Delhaize America fully vested employee stock options which were given in exchange for Hannaford options in connection with the Merger. The following pro forma entry was recorded to eliminate the investment and record goodwill :


        Common stock par value $75                      $   32,819
        Preferred stock purchase rights                 $      438
        Retained earnings                               $  566,461
        Goodwill                                        $2,594,459
        Additional paid in capital                      $  306,304
        Common stock A                                                  $   12,816
        Other assets - Hannaford investments                            $3,487,665

        The average share price from 3 days before and 3 days after the measurement date of August 24, 1999 ($25.69) was used to value the Delhaize Class A shares issued as consideration to Hannaford shareholders. The fully vested Hannaford options converted to options to acquire 4.2 million shares of Delhaize America Class A common stock were valued at fair value using the Black-Scholes model.

 (i) Represents the amortization on a straight line basis, of the acquired identifiable intangible assets and goodwill resulting from the acquisition over the estimated useful lives which range from 2 to 40 years and the effect on property and equipment depreciation resulting from the adjustment to fair market value in the application of purchase accounting. Goodwill is amortized over 40 years on a straight-line basis. The total amortization related to acquired identifiable intangible assets and goodwill is approximately $43 million and $85 million for the 24-week period ended June 17, 2000 and year ended January 1, 2000, respectively. The total depreciation related to property and equipment is approximately $24 million and $50 million for the 24-week period ended June 17, 2000 and year ended January 1, 2000, respectively. Refer to footnote "e" above for a schedule indicating the asset lives the Company is using to calculate amortization expense associated with each material category of intangible assets recognized in connection with the acquisition.

        The following table summarizes the useful lives (straight line method) used for goodwill and the identified intangible assets.

                                                        VALUATION              USEFUL LIFE
                                                     ---------------           ------------
                 Trademarks                          $   229 million              40 years
                 Distribution network                $   123 million              40 years
                 Workforce                           $    61 million            2-13 years
                 Favorable lease rights              $    39 million            Lease term
                 Prescription files                  $    28 million              15 years
                 Goodwill                            $ 2,594 million              40 years
                                                     ---------------
                 TOTAL                               $ 3,074 MILLION
                                                     ---------------


(j) Represents the interest expense effect of approximately $2.6 billion of additional debt as a result of the transaction. Management has assumed the average interest rate (based on 30 day LIBOR + 1.25%) associated with the bridge financing secured for the initial financing of the cash consideration in the Merger. The effect of an interest rate change of 1/8th of one percent would increase/decrease interest expense approximately $3.2 million per year for the year ended January 1, 2000 and $1.6 million for the first 6 months of 2000.

(k) Represents the anticipated tax effect of the pro forma adjustments listed above (excluding goodwill amortization). The principal difference in the effective tax rate for the consolidated pro forma statements of income relates to the amortization of goodwill. The company assumed a 38% statutory tax rate for deferred tax purposes.

(l) Includes shares issued to Hannaford shareholders upon closing of the Merger.

(m) Includes the common stock equivalents associated with Delhaize America stock options issued in exchange for fully vested Hannaford stock options held by Hannaford employees. Each share of Hannaford common stock was converted into the right to receive either 1) $79.00 in cash, without interest or 2) the number of shares of Delhaize America Class A common stock equal to $79.00 divided by the greater of (a) the DZA price or (b) $27.00. Approximately 2.2 million options (directly attributable to the Merger) were included in the calculation of dilutive earnings per share. These options represent the options issued in connection with the merger to replace formerly issued Hannaford options. The 2.2 million options were computed using the treasury stock method.

        The following table represents a reconciliation of net income and weighted average common shares outstanding for purposes of calculating basic and diluted net income per share:

                                                                        24 week period   52 week period
                                                                        ended June 17,   ended January
                                                                             2000            1, 2000
        Earnings per basic share:
        Net income                                                        $  67,334        $ 210,377
        Weighted average common shares outstanding (thousands)              180,865          182,733
        Basic earnings per share                                          $    0.37        $    1.15

        Earnings per diluted share:
        Net income                                                        $  67,334        $ 210,377
        Weighted average common shares outstanding (thousands)              180,865          182,733
        Dilutive employee stock options                                       2,340            2,822
        Weighted average common shares outstanding for purposes
        of computing diluted net income per share                           183,205          185,555
        Diluted earnings per share                                        $    0.37        $    1.13

Item 7(c).      Exhibits

        2 Agreement and Plan of Merger, dated as of August 17, 1999, among Delhaize America, Hannaford and FL Acquisition Sub, Inc., as amended, which is incorporated herein by reference to Exhibit
                2.1 to Delhaize America's Registration Statement on Form S-4 filed with the SEC on November 17, 1999, as amended by Amendment No. 1 to Delhaize America's Registration Statement on Form S-4 filed with the SEC on January 3, 2000.

        23.1 Consent of Independent Accountants, PricewaterhouseCoopers LLP (for Delhaize America).

        23.2 Consent of Independent Accountants, PricewaterhouseCoopers LLP (for Hannaford).

        99.1 Press Release, dated July 31, 2000, which is incorporated herein by reference to Exhibit 99.1 to Delhaize America's Current Report on Form 8-K, dated July 31, 2000, filed with the SEC on August 15, 2000.

        99.2 Stock Exchange Agreement, dated August 17, 1999, among Delhaize America, Empire Company Limited and E.C.L. Investments Limited, which is incorporated by reference to Exhibit 99.2 to Delhaize America's Registration Statement on Form S-4 filed with the SEC on November 17, 1999, as amended by Amendment No. 1 to Delhaize America's Registration Statement on Form S-4 filed with the SEC on January 3, 2000.

        99.3 Unaudited Financial Statements of Hannaford Bros. Co., which is incorporated herein by reference to Exhibit 99.3 to Amendment No. 2 to Delhaize America's Current Report on Form 8-K, dated July 31, 2000, filed with the SEC on March 16, 2001.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 DELHAIZE AMERICA, INC.



Dated: March 23, 2001            By: /s/ Michael R. Waller
      ----------------              -------------------------------------------
                                    Michael R. Waller
                                    Executive Vice President and General Counsel

                                  EXHIBIT INDEX

Exhibit No.     Description

        2 Agreement and Plan of Merger, dated as of August 17, 1999, among Delhaize America, Hannaford and FL Acquisition Sub, Inc., as amended, which is incorporated herein by reference to Exhibit
                2.1 to Delhaize America's Registration Statement on Form S-4 filed with the SEC on November 17, 1999, as amended by Amendment No. 1 to Delhaize America's Registration Statement on Form S-4 filed with the SEC on January 3, 2000.

        23.1 Consent of Independent Accountants, PricewaterhouseCoopers LLP (for Delhaize America).

        23.2 Consent of Independent Accountants, PricewaterhouseCoopers LLP (for Hannaford).

        99.1 Press Release, dated July 31, 2000, which is incorporated herein by reference to Exhibit 99.1 to Delhaize America's Current Report on Form 8-K, dated July 31, 2000, filed with the SEC on August 15, 2000.

        99.2 Stock Exchange Agreement, dated August 17, 1999, among Delhaize America, Empire Company Limited and E.C.L. Investments Limited, which is incorporated by reference to Exhibit 99.2 to Delhaize America's Registration Statement on Form S-4 filed with the SEC on November 17, 1999, as amended by Amendment No. 1 to Delhaize America's Registration Statement on Form S-4 filed with the SEC on January 3, 2000.

        99.3 Unaudited Financial Statements of Hannaford Bros. Co., which is incorporated herein by reference to Exhibit 99.3 to Amendment No. 2 to Delhaize America's Current Report on Form 8-K, dated July 31, 2000, filed with the SEC on March 16, 2001.